EYETEL IMAGING, INC.

INDEMNIFICATION AGREEMENT

This Agreement is made as of _________, 2007, by and among EyeTel Imaging, Inc., a Delaware corporation (the “Corporation”) and ____________, an [executive officer] [director] of the Corporation (the “Indemnitee”).

WHEREAS, the Indemnitee is [an executive officer] [a member of the Board of Directors] of the Corporation and in that capacity is performing a valuable service for the Corporation; and

WHEREAS, the Corporation and the Indemnitee are aware of the increased exposure of corporate [officers] [directors] to litigation in the course of exercising their duties; and

WHEREAS, the Corporation desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee; and

WHEREAS, the Indemnitee is willing to serve the Corporation as [an officer] [a director] only if the Corporation is able to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses that may be incurred by the Indemnitee in connection with such service; and

WHEREAS, the Second Amended and Restated Bylaws (the “Bylaws”) of the Corporation provide for certain indemnification of the [officers] [directors] of the Corporation; and

WHEREAS, the Corporation and the Indemnitee recognize the potential inadequacy of the protection available to [officers] [directors] under the Delaware General Corporation Law (the “DGCL”) and the Corporation’s Third Amended and Restated Certificate of Incorporation and the Bylaws; and

WHEREAS, the DGCL specifically provides that it is not exclusive and contemplates that contracts may be entered into between the Corporation and [its officers] [members of its Board of Directors] with respect to indemnification of the [officers] [directors];

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

1.
Service by the Indemnitee. This Agreement shall not give the Indemnitee the right to be nominated or elected as [an officer] [a director] of the Corporation, affect the right of the Indemnitee to resign or decline to stand for election as [an officer] [a director] of the Corporation or affect the right of the [Board of Directors] [stockholders] to remove the Indemnitee, or affect the right of the Corporation [to terminate the Indemnitee’s employment (except as provided in any employment agreement with the Corporation)] [or stockholders to seek judicial removal of the Indemnitee].

2.
Indemnity of the Indemnitee. The Corporation agrees to hold harmless and indemnify the Indemnitee, his or her heirs, successors, and estate to the fullest extent authorized or permitted by the provisions of the DGCL, or by any amendment of it or other statutory provisions authorizing or permitting such indemnification that is adopted on or after the date of this Agreement, against any pending, threatened, future, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation) by reason of the fact that he or she is or was [an officer] [a director] of the Corporation or is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise at the request of or by designation of the Corporation.

3.
Additional Indemnity. Without limiting the generality of Section 2 hereof, and subject only to the exclusions set forth in Section 4 hereof, the Corporation further agrees to hold harmless and indemnify the Indemnitee, his or her heirs, successors and estate:

(a)
Against any and all expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee, his or her heirs, successors, and estate in connection with any threatened, pending, future, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation) to which the Indemnitee is, was, or at any time becomes, or his or her heirs, successors, and estate are, were, or at any time become, a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was, or at any time becomes a director, officer, employee, or agent of the Corporation, or is or was serving or at any time serves as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise at the request of or by designation of the Corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b)	Otherwise to the fullest extent as may be provided to the Indemnitee by the Corporation under the non-exclusivity provisions of the DGCL.

In the event the Indemnitee incurs and pays such expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement, the Corporation shall promptly reimburse such amounts within a reasonable period of time not to exceed sixty (60) days, subject to the exclusions set forth in Section 4.

4.	Limitations on Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a)
On account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and its amendments or similar provisions of any federal, state, or local statutory law to the extent, and only to the extent, the suit relates to such judgment;

(b)	For any breach of the Indemnitee’s duty of loyalty to the Corporation or its stockholders determined finally by a court of competent jurisdiction and not subject to further appeal;

(c)
For acts or omissions of the Indemnitee not in good faith or that involve intentional misconduct or a knowing violation of law determined finally by a court of competent jurisdiction and not subject to further appeal; or

(d)	If a final decision not subject to further appeal by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

5.
Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnitee is a director, officer, employee, or agent of the Corporation (or is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise at the request of or by designation by the Corporation) and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, by reason of the fact that the Indemnitee was [an officer] [a director] of the Corporation or serving in any other capacity referred to herein.

6.
Notification and Defense of Claim. As a condition precedent to the Indemnitee’s right to be indemnified hereunder, promptly after receipt by the Indemnitee of notice of any claim, or of the commencement of any action, suit, or proceeding, the Indemnitee must, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of such commencement; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee. With respect to any such action, suit, or proceeding (a “Case”):

(a)	The Corporation will be entitled to participate in the Case at its own expense;

(b)
Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party will be entitled to assume the defense of the Case, with counsel satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of the election so to assume the defense of the Case, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its own counsel in such Case, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in Section 6(b)(ii);

(c)
The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

7.
Repayment of Expenses. The Indemnitee agrees that the Indemnitee will reimburse the Corporation for all amounts advanced paid by the Corporation to the Indemnitee pursuant to the last sentence of Section 3 in the event and only to the extent that it shall be ultimately determined by final judicial decision from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Corporation for such expenses under the provisions of the DGCL, the Bylaws, this Agreement, or otherwise.

8.	Enforcement.

(a)
The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to continue as [an officer] [a director] of the Corporation and acknowledges that the Indemnitee is relying on this Agreement in continuing in such capacity.

(b)
In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Indemnitee for all of the Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9.
Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

10.	Governing Law; Binding Effect; Amendment and Termination.

(a)	This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b)
This Agreement shall be binding on the Indemnitee and shall inure to the benefit of the Indemnitee, his or her heirs, personal representatives, and assigns. This Agreement shall also be binding on the Corporation and shall inure to the benefit of the Corporation together with its successors and assigns.

(c)	No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

11.
Rights Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Corporation’s certificate of incorporation, by-laws, any other agreement, any vote of stockholders or directors, the DGCL, any other common or statutory law or otherwise.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

EYETEL IMAGING, INC.

By: ____________________________
Name: __________________________
Title: ___________________________

____________________________
[Name of Indemnitee]

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